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Exhibit 4.2

CONFORMED COPY

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of November 1, 2002 by and among Archibald Candy Corporation, a Delaware corporation formerly known as Archibald Acquisition Corp. (the "Company"), the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined) who are parties to this Agreement and the Additional Holders (as hereinafter defined) who subsequently become party to this Agreement by executing a joinder hereto.

        WHEREAS, pursuant to the Debtors' Second Amended Joint Plan of Reorganization dated September 23, 2002 (the "Plan") filed jointly by Fannie May Holdings, Inc., a Delaware corporation, and Archibald Candy Corporation, an Illinois corporation ("Old Archibald"), with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and confirmed by the Bankruptcy Court on September 24, 2002, Old Archibald was required to merge with and into the Company, with the Company as the surviving corporation;

        WHEREAS, pursuant to the Merger Agreement dated as of November 1, 2002 (the "Merger Agreement") between Old Archibald and the Company, Old Archibald merged with and into the Company, with the Company as the surviving corporation (the "Merger"), all as required by the Plan;

        WHEREAS, pursuant to the Plan and the Merger Agreement, upon the effectiveness of the Plan and the Merger, the Company issued to the Initial Holders (as defined below) an aggregate of 159,707 shares of the Company's common stock, $.01 par value per share (the "Common Stock");

        WHEREAS, pursuant to the Plan and the Indenture dated as of November 1, 2002 among the Company, Laura Secord Holdings Corp., a Delaware corporation, Archibald Candy (Canada) Corporation, a Canadian corporation, and BNY Midwest Trust Company, as trustee, upon the effectiveness of Plan and the Merger, the Company issued to the Initial Holders (as defined below) $28,914,558.82 in aggregate principal amount of 10% Secured Subordinated Notes due 2007 (the "Notes");

        WHEREAS, pursuant to the Plan, the Company was required to grant to the Holders registration rights with respect to the Common Stock and the Notes held by the Holders from time to time;

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

        "Additional Holders" means holders of Registrable Securities who, from time to time, agree to be bound by the terms hereof and become Holders for purposes of this Agreement.

        "Affiliate" of a Person means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Holder.

        "Agreement" has the meaning assigned to such term in the introductory paragraph of this Agreement.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City, New York or Chicago, Illinois are authorized or obligated by law or executive order to close.

        "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

        "Common Stock" has the meaning assigned to such term in the recitals to this Agreement.

        "Company" has the meaning assigned to such term in the introductory paragraph of this Agreement.

        "Effective Date" means the Effective Date of (and as defined in) the Plan as confirmed.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

        "Holder" means any (i) Initial Holder, (ii) Permitted Assignee or (iii) Additional Holder.

        "Holder Shelf Offering" has the meaning assigned to such term in Section 3.2.2.

        "Initial Holder" means Credit Suisse Asset Management, Delaware Street Capital LLC, Putnam Investments and their respective Affiliates.

        "Notes" has the meaning assigned to such term in the recitals to this Agreement.

        "Notice and Questionnaire" has the meaning assigned to such term in Section 3.1.

        "Permitted Assignee" means any (i) Affiliate of any Holder who acquires Registrable Securities from such Holder or its Affiliates or (ii) other Person who acquires at least 33 1/3% (calculated at the time of such purchase) of any Holder's Registrable Common Stock or 33 1/3% of any Holder's Registrable Notes and who shall have been designated as a Permitted Assignee by such Holder in a written notice to the Company; provided that (a) the Holder agrees in writing with the Permitted Assignee to assign such rights and the Permitted Assignee agrees to be bound by all the provisions contained herein, and a copy of such agreement is furnished to the Company promptly following such assignment, (b) the rights of any Person designated as a Permitted Assignee referred to in the foregoing clause (ii) shall be limited if and to the extent provided in such notice; and (c) no Holder shall be entitled to designate any Permitted Assignee if the Registrable Securities would continue to be Registrable Securities for a period longer than would be the case in the hands of such Holder or any of its Affiliates.

        "Person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization or a government or political subdivision thereof or any other entity.

        "Plan" has the meaning assigned to such term in the recitals to this Agreement.

        The terms "register," "registered," and "registration" mean a registration effected by preparing and filing with the Commission a Registration Statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such Registration Statement under the Securities Act.

        "Registration Expenses" has the meaning assigned to such term in Section 5.

        "Registrable Common Stock" means the shares of Common Stock issued to the Holders pursuant to the Plan; provided, however, that as to any Registrable Common Stock, such securities shall cease to constitute "Registrable Common Stock" for purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefore set forth in the final prospectus forming part of such Registration Statement or (ii) such securities are no longer outstanding or (iii) such securities are distributed in accordance with the provisions of Rule 144 of the Securities Act (or any similar provision then in force) under the Securities Act or (iv) with respect to any Holder, all such Registrable Common Stock held by such Holder can be resold pursuant to Rule 144(k) (or any successor provision) under the Securities Act or (v) such securities have been transferred to the public free from any restrictions imposed by Rule 144 under the Securities Act.

        "Registrable Notes" means the Notes issued to the Holders pursuant to the Plan; provided, however, that as to any Registrable Notes, such securities shall cease to constitute "Registrable Notes" for purposes of this Agreement if and when (i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefore set forth in the final prospectus forming part of such Registration Statement or (ii) such securities are no longer outstanding or (iii) such securities are distributed in accordance with the provisions of Rule 144 of the Securities Act (or any similar provision then in force) under the Securities Act or (iv) with respect to any Holder, all such Registrable Notes held by such Holder can be resold pursuant to Rule 144(k) (or any successor provision) under the Securities Act or (v) such securities have been transferred to the public free from any restrictions imposed by Rule 144 under the Securities Act.

        "Registrable Securities" means (a) shares of the Registrable Common Stock, (b) the Registrable Notes and (c) any securities directly or indirectly issued or issuable with respect to the Registrable Common Stock or Registrable Notes.

        "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

        "Required Period" has the meaning assigned to such term in Section 3.2.1.

        "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

        "Shelf Registration Statement" has the meaning assigned to such term in Section 3.1.

        "Suspension Period" has the meaning assigned to such term in Section 4.8.

2. PIGGYBACK REGISTRATION.

        2.1.    Company Registration.    Whenever the Company proposes to file a Registration Statement, with respect to an offering of any securities for the Company's own account, prior to such filing it shall give written notice to all Holders of its intention to do so, and upon the written request of a Holder or Holders given within 10 Business Days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Securities), the Company shall use its best efforts to cause all Registrable Securities that the Company has been requested by Holders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder(s); provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.1 without obligation to any Holder.

        2.2.    Limitations.    In connection with any offering under this Section 2 involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the Holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided that the terms of the underwriting are consistent with this Agreement). If in the opinion of the managing underwriter the registration of all or part of the Registrable Securities that Holders have requested to be included would have a material and adverse effect on the price or success of such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Securities, if any, that the managing underwriter believes may be sold without causing such adverse effect. In the event of such a reduction in the number of shares to be included in the underwriting, all Holders who have requested registration shall participate in the underwriting pro rata based upon their total ownership of Registrable Securities taken in the aggregate and if any such Holder would thus be entitled to include more Registrable Securities than such Holder requested, the excess shall be allocated among such other requesting Holders pro rata based on their proportionate ownership of Registrable Securities. No other securities requested to be included in a registration for the account of anyone other than the Company or the Holders shall be included in a registration unless all Registrable Securities requested to be included in such registration are so included.

3. SHELF REGISTRATION.

        3.1.    Filing and Effectiveness of Shelf Registration Statement.    The Company shall, at its cost, file with the Commission on or before April 30, 2003, and thereafter shall use its best efforts to cause to be declared effective no later than June 30, 2003 a registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in such Registration Statement and Rule 415 under the Securities Act (the "Shelf Registration Statement"); provided, however, that no Holder will be named in the prospectus included in such Shelf Registration Statement unless such Holder has provided to the Company a Notice and Questionnaire containing information about such Holder required to be included in the Shelf Registration Statement in such form as the Company may reasonably require (the "Notice and Questionnaire") at least 10 Business Days prior to the date of filing the Shelf Registration Statement with the Commission. The Company's best efforts shall include, but will not be limited to, promptly responding to all comments received from the staff of the Commission. Once the Shelf Registration Statement is declared effective by the Commission, the Company will (i) cause the Shelf Registration Statement to remain effective, and supplemented and amended as required by Section 3.2 hereof, throughout the Required Period and (ii) promptly file post-effective amendments on Form S-3 to the Shelf Registration Statement, if the Company is eligible to use Form S-3 for secondary offerings.

        3.2.    Required Period and Shelf Registration Procedures.

          3.2.1. The Company shall use its best efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective (subject to any Suspension Period(s) referred to below) for a period (the "Required Period") ending on the earlier of (1) the date that is three years after the date that the Shelf Registration Statement is declared effective plus the aggregate number of days in all Suspension Periods and (2) the first date on which the securities covered by the Shelf Registration Statement no longer constitute Registrable Securities owned by any Holder, and use its best efforts to cause the resale prospectus contained therein to be supplemented by any required prospectus supplement. If the Shelf Registration Statement ceases to be effective for any reason at any time during the Required Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

          3.2.2. During the Required Period, any Holder shall be entitled to sell all or any part of the Registrable Securities registered on behalf of such Holder pursuant to the Shelf Registration Statement ("Holder Shelf Offering") subject to giving prior written notice to the Company of at least three (3) Business Days in advance of any such sale; provided, however, that with respect to any Permitted Assignee that becomes an Additional Holder, such Holder shall deliver a Notice and Questionnaire to the Company at least 10 Business Days prior to any intended distribution of Registrable Securities under a Shelf Registration Statement. The Company shall (i) as promptly as is practicable after the date such Notice and Questionnaire is received by the Company, but in any event within 10 Business Days after such date, if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in such Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to a Shelf Registration Statement, use best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable and (ii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this Section 3. If, however, such Notice and Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i) and (ii) above upon expiration of such Suspension Period as though such Holder's Notice and Questionnaire had been delivered on the expiration date of such Suspension Period.

          3.2.3. Any Holder may, by written notice to the Company, request that the Company take any reasonable steps necessary to assist and cooperate with such Holder to facilitate a Holder Shelf Offering, subject to the provisions hereof. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof.

4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall:

        4.1.    Amendments and Supplements.    As expeditiously as reasonably practicable, prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective (i) with respect to the Shelf Registration Statement, for the Required Period and (ii) with respect to all other such Registration Statements, for a period of the lesser of such period necessary for completion of the contemplated distribution and 180 days from the effective date;

        4.2.    Copies of Prospectus.    As expeditiously as possible furnish to each selling Holder such reasonable number of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the selling Holder;

        4.3.    Blue Sky Qualification.    As expeditiously as possible use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Holder shall reasonably request, and do any and all other acts and things that may be reasonably necessary or desirable to enable the selling Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by the selling Holder, as the case may be; provided, however, that the Company shall not thereby be required to qualify as a foreign corporation, subject itself to taxation or execute a general consent to service of process in any jurisdiction in which it is not so qualified or subject to taxation or service of process;

        4.4.    Underwritten Offering.    In the event that Registrable Securities are sold pursuant to a Registration Statement in an underwritten offering, enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering;

        4.5.    Opinion of Counsel.    In connection with an underwritten public offering, furnish to each selling Holder a signed counterpart, addressed to all such selling Holders, of (i) an opinion of counsel for the Company experienced in securities law matters and (ii) a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the Registration Statement, in each case, covering substantially the same matters with respect to the Registration Statement and the prospectus as are customarily covered in such opinions or letters delivered to underwriters in underwritten public offerings of securities;

        4.6.    Earnings Statement.    Use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 promulgated under the Securities Act) covering the period of at least 12 months beginning with the first month following the effective date of the Registration Statement;

        4.7.    Cooperation.    Use its best efforts to cooperate with the selling Holders in the disposition of the Registrable Securities covered by the Registration Statement, including without limitation in the case of an underwritten offering pursuant to Section 2.1 causing key executives of the Company and its subsidiaries to participate under the direction of the managing underwriter in a "road show" scheduled by such managing underwriter in such locations and of such duration as in the judgment of such managing underwriter are appropriate for such underwritten offering. Each holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 4.

        4.8.    Delay of Registration and Suspension of Offering.    If at any time (i) prior to the effectiveness of the Shelf Registration Statement or (ii) after any Registration Statement has become effective, the Company (A) is engaged in any plan, proposal or agreement with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or development the public disclosure of which would be would be detrimental to the Company or (B) notifies the Holders of the happening of any event as a result of which, the prospectus included or to be included in any Registration Statement, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, then the Company may direct that such request or filing be delayed or that use of the prospectus contained in the Registration Statement be suspended, as applicable (a "Suspension Period"). The Company will notify all Holders requesting the registration or all selling Holders, as the case may be, of the delay or suspension. In the case of notice suspending an effective Registration Statement, each selling Holder will immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until such selling Holder has received copies of a supplemented or amended prospectus or until such selling Holder is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company shall use its best efforts to prepare and make effective such supplemented or amended prospectus as soon as reasonably practicable. The Company may exercise the rights arising under this Section 4.8(A) for a period of up to 60 days and on only one occasion within any 365-day period.

5. ALLOCATION OF EXPENSES. The Company shall pay the Registration Expenses for all registrations pursuant to Sections 2 and 3. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2 and 3, including, without limitation, all registration and filing fees, exchange or national market listing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with filings with the NASD, all printing expenses, fees and disbursements of counsel for the Company and its independent public accountants, fees and disbursements of one counsel for the selling Holders retained by Holders holding a majority of the Registrable Securities included in a registration and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions and fees of more than one counsel for the selling Holders. Such underwriting discounts and selling commissions shall be borne pro rata by the selling Holders in accordance with the number of their Registrable Securities taken in the aggregate included in such registration.

6. INDEMNIFICATION.

        6.1.    Company Indemnification.    In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, then to the extent permitted by law, the Company shall indemnify and hold harmless the selling Holder of such Registrable Securities, its partners, directors, officers and employees and any fund manager or fiduciary (which Persons shall be deemed to be included in the term seller in this Section 6.1), each underwriter of such Registrable Securities and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such

Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they were made); and the Company shall reimburse such seller, underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any such seller, underwriter or controlling Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling Person for use in the preparation thereof; provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.

        6.2.    Seller Indemnification.    In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, then to the extent permitted by law, each selling Holder of Registrable Securities severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, officers and employees and each underwriter (if any) and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors, officers, employees, underwriter or controlling Person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they were made), if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement and (ii) failure of such seller or any Person, if any, who controls such seller within the meaning of the Securities Act to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to a Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus; and each such seller of Registrable Securities shall reimburse the Company, its directors, officers, employees and each underwriter (if any) and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

        6.3.    Notice of Claims, etc.    Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would in the reasonable judgment of the Indemnified Party be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and any other party represented by such counsel in such proceeding. Notwithstanding anything to the contrary contained herein, the Indemnifying Party will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the Indemnifying Party with respect to such claim. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as a term thereof the giving by the claimant or plaintiff to such Indemnified Party of a general release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

        6.4.    Contribution.    If for any reason the foregoing indemnification is not available, or is insufficient to hold harmless an Indemnified Party, other than by reason of the exceptions provided herein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Holder of Registrable Securities and the Company as well as any other equitable considerations including the parties' relative knowledge and access to information concerning the matter with respect to which any claim is asserted and the opportunity to correct and prevent any such statement or omission leading to such loss, claim, damage or liability (or actions in respect thereof), but not including the relative benefits received by the holders of Registrable Securities on the one hand and the Company on the other; provided, however, that in any such case (i) no holder of Registrable Securities will be required to contribute except to the extent and under such circumstances as such holder would be required to provide indemnification hereunder and then only in an amount not in excess of the net proceeds to it of all Registrable Securities sold in the registration, and (ii) no Person guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any Person who is not so guilty. The foregoing contribution agreement shall not inure to the benefit of any Indemnified Party if indemnification would be unavailable to such Indemnified Party by reason of the provisos contained in the first sentence of Section 6.1.

7. MISCELLANEOUS.

        7.1.    Affiliate Status.    To the extent that any Holder is an "affiliate" (as defined by Rule 144 of the Securities Act) of the Company, such Holder acknowledges that it may not sell or transfer, or otherwise dispose of, any share of Common Stock or any Note in the absence of an effective Registration Statement covering such share of Common Stock or such Note, as the case may be, unless such transaction is exempt from, or not subject to, registration under the Securities Act.

        7.2.    "Stand-Off" and Suspension Agreements.

          7.2.1.    Holder "Stand-Off" Agreement.    In connection with any underwritten public offering, if requested by the Company and the managing underwriter, each Holder hereby agrees not to effect any sale or distribution of any Registrable Securities, nor engage in any transaction that would result in a sale or distribution of any Registrable Securities for a specified period of time (not to exceed 90 days) following the effective date of a Registration Statement; provided, that all holders of more than five percent of the outstanding Common Stock and all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Securities or other securities subject to the foregoing restriction until the end of the stand-off period.

          7.2.2.    Company "Stand-Off" Agreement.    Except for distributions of Common Stock or Notes pursuant to the Plan, the Company agrees not to, without the prior written consent of the lead managing underwriters for any underwritten offering of Registrable Securities, effect any public sale or distribution of any securities (except securities that may be held by the Company for its own account under the relevant registration statement or securities granted pursuant to any Company employee stock plan) the same as or similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for any Company securities the same as or similar to the Registrable Securities (except pursuant to registrations on Form S-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business,, a merger, or an exchange offer for the securities of the issuer or another entity, or registrations on Form S-8 or any successor form relating solely to securities offered pursuant to any benefit plan), during the period commencing 15 days prior to the effective date of the registration statement relating to such Registrable Securities and ending on the first to occur of (A) the 90th day after such effective date and (B) the end of the public distribution of such Registrable Securities.

        7.3.    Rule 144 Requirements.    If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company shall timely file all reports required to be filed by it under the Securities Act and the Exchange Act. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

        7.4.    Rule 144A Requirements.    At the request of any Holder, the Company shall provide to such Holder and a prospective purchaser of such Holder's Registrable Securities such information as may be required under Rule 144A(d)(4) of the Securities Act as such rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission) to enable to such Holder to sell under Rule 144A of the Securities Act or any similar rule or regulation its Registrable Securities to such prospective purchaser pursuant to Rule 144A of the Securities Act, provided that such sale would otherwise qualify for the safe harbor under Rule 144A of the Securities Act.

        7.5.    Successors and Assigns.    This Agreement, and the rights and obligations of each Holder hereunder, may not be assigned by any Holder (except that this Agreement may be assigned by any Holder to a Permitted Assignee, whereupon such Permitted Assignee shall be deemed to be a Holder for all purposes of this Agreement) without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all successors to the Company and Holders.

        7.6.    Governing Law.    This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to the conflict of laws principles.

        7.7.    Entire Agreement; Amendment and Waiver.    This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and Holders holding 66 2/3% or more of the Shares of Registrable Common Stock and Holders holding 66 2/3% or more of the principal amount of the Registrable Notes, but in no event shall any such amendment, waiver, discharge or termination increase the obligations of any Holder hereunder or reduce the benefits in a manner that treats Holders differently, except upon the written consent of such Holder.

        7.8.    Notices.    All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed effectively given upon personal delivery or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to a Holder at its address on the signature pages hereto and to the Company at:

  1137 West Jackson Boulevard
  Chicago, Illinois 60607
  Attention: President

  with a copy to

  Ropes & Gray
  One International Place
  Boston, Massachusetts 02110-2624
  Attn: Collin J. Beecroft, Esq.

or at such other address as any party may designate by written notice to the other party.

        7.9.    Rights; Separability.    Unless otherwise expressly provided herein, each Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        7.10.    Titles.    The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        7.11.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one Agreement.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

ARCHIBALD CANDY CORPORATION
By:	/s/ TED A. SHEPHERD
	Name:	Ted A. Shepherd
	Title:	President, Chief Executive Officer and Secretary

[Remainder of page intentionally left blank.]

HOLDERS:
PUTNAM HIGH YIELD TRUST
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM VARIABLE TRUST—PUTNAM VT HIGH YIELD TRUST
PUTNAM MASTER INCOME TRUST
PUTNAM PREMIER INCOME TRUST
PUTNAM MASTER INTERMEDIATE INCOME TRUST
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM FUNDS TRUST—PUTNAM HIGH YIELD TRUST II
PUTNAM MANAGED HIGH YIELD TRUST
PUTNAM VARIABLE TRUST—PUTNAM VT DIVERSIFIED INCOME FUND
TRAVELERS SERIES FUND, INC.—PUTNAM DIVERSIFIED INCOME PORTFOLIO
	By:	Putnam Investment Management, LLC
Address:	By:	/s/ JOHN R. VERANI
One Post Office Square		Name:	John R. Verani
Boston, MA 02109		Title:	Senior Vice President
PUTNAM HIGH YIELD MANAGED TRUST PUTNAM HIGH YIELD FIXED INCOME FUND, LLC
	By:	Putnam Fiduciary Trust Company
Address:	By:	/s/ JOHN R. VERANI
Same as above		Name:	John R. Verani
		Title:	Senior Vice President
STRATEGIC GLOBAL FUND—HIGH YIELD FIXED INCOME (PUTNAM) FUND PUTNAM WORLD TRUST II—PUTNAM YIELD BOND FUND MARSH & MCLENNAN COMPANIES, INC. U.S. RETIREMENT FUND
	By:	The Putnam Advisory Company
Address:	By:	/s/ JOHN R. VERANI
Same as above		Name:	John R. Verani
		Title:	Senior Vice President
HOLDERS:	DELAWARE STREET CAPITAL FUND LTD.
Address:	By:	/s/ ANDREW G. BLUHM
900 N. Michigan Avenue		Name:	Andrew G. Bluhm
Chicago, IL 60611		Title:	Managing Partner
Phone: (312) 915-2842 Fax: (312) 915-3053

LAMB PARTNERS
Address:	By:	/s/ ANDREW G. BLUHM
(same as above)		Name:	Andrew G. Bluhm
		Title:	Partner
CLAM PARTNERS LLC CLAM MANAGER, LLC
Address:	By:	/s/ GREG CARLIN
(same as above)		Name:	Greg Carlin
		Title:	Managing Member
HOLDER:	CREDIT SUISSE ASSET MANAGEMENT, LLC As Agent for the attached list of twenty-eight Beneficial Owners
Address:	By:	/s/ PHILIP L. SCHANTZ
15th Floor		Name:	Philip L. Schantz
466 Lexington Avenue		Title:	Director
New York, NY 10017-3140

CSAM-SYDNEY CSAM HIGH GRADE BOND FUND
POLICEMEN & FIREMEN RETIRE SYSTEM—DETROIT
EXIDE CORP MASTER RETIREMENT TR—FIXED
FAIRFAX CTY URS—FIXED INCOME PORTFOLIO
CREDIT SUISSE ASSET MANAGEMENT INCOME FD
MEDIOLANUM TOP MANAGERS GLOBAL HY FUND
CITY OF NEW YORK EMP RET SYS HIGH YIELD
CITY OF NEW YORK POLICE PEN FD HIGH YLD
CITY OF NEW YORK TEACHER'S RETIREMENT SYSTEM
NORTHWESTERN UNIVERSITY
HYP—FONDS (NY)
PE CORPORATION (NY)
CREDIT SUISSE INSTITUTIONAL HIGH YIELD
NABISCO FOODS
RJR TOBACCO CO—DOMESTIC HIGH YIELD
SEI GLOBAL—HIGH YIELD FIXED INCOME
UNITED PARCEL SERVICE RETIREMENT PLAN
UNIVERSITY OF MARYLAND
NORTHROP GRUMMAN CORP—HY PORTFOLIO
CREDIT SUISSE FIXED INCOME FUND
CS GLOBAL CORE PLUS FIXED INCOME MOTHER FUND
CREDIT SUISSE HIGH YIELD BOND FUND
WESTMORELAND COUNTY
CS GLOBAL FIXED INCOME FUND
ALCAN CORP MASTER RETIREMENT TRUST
BASIL
CS ANLAGESTIFTUNG HIGH YIELD BOND US
CS GLOBAL BOND PLUS MOTHER FUND—NOMURA

STOCKHOLDERS:	CSAM HY FOCUS
Address:	By:	/s/ DAVID H. LERNER
466 Lexington Avenue, 14th Floor		Name:	David H. Lerner
New York, NY 10017		Title:	Authorized Signatory
BEACBO-2
Address:	By:	/s/ DAVID H. LERNER
Same as above		Name:	David H. Lerner
		Title:	Authorized Signatory

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  Exhibit 4.2